Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

August 10, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   SKYE INTERNATIONAL INC.

Dear Sirs:

We were previously the principal auditors for SKYE INTERNATIONAL INC. effective as of June 3, 2006, and we reported on the financial statements of SKYE INTERNATIONAL INC. for the period from December 31, 2004, to December 31, 2008, as well as the quarterly unaudited statements for the periods ended March 31, 2009 and June 30, 2009.  We have read SKYE INTERNATIONAL INC's statements under Item 4 of its Form 8-K, dated August 10, 2009, and we agree with such statements.

For the most recent fiscal period through to August 10, 2009, there have been no disagreements between SKYE INTERNATIONAL INC. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/  Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146
(702) 253-7499 Fax (702) 253-7501